UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 8, 2001

MTS, INCORPORATED

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	333-54035 (Commission File Number)	94-1500342 (I.R.S. Employer Identification No.)

2500 DEL MONTE STREET WEST SACRAMENTO, CALIFORNIA (Address of principal executive offices)	95691 (Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.6
EXHIBIT 99.1

ITEM 5.  OTHER EVENTS

On October 8, 2001, the Company completed the First Amendment dated as of October 5, 2001, to the Amended and Restated Credit Agreement dated as of April 27, 2001, among the Company, Tower Records Kabushiki Kaisha, the lenders party thereto and The Chase Manhattan Bank as administrative agent (the “Amendment”). Pursuant to the Amendment, the lenders’ commitments are required to be reduced by $5,000,000 on October 5, 2001 and $10,000,000 on December 31, 2001. The Amendment also eliminates certain provisions of the Amended and Restated Credit Agreement, specifically those requiring the Company to (1) provide firm commitments by October 1, 2001 for financing or sale of assets that will reduce the commitments to $100,000,000 by December 31, 2001 and (2) receiving proceeds of such financing or sale that actually reduce the commitments to $100,000,000 by December 31, 2001. In addition, the Amendment reduces the EBITDA and leverage ratio amounts that the Company is required to meet. The Company paid a .0375% amendment fee to the lenders.

The Amendment is attached hereto as EXHIBIT 10.6 and incorporated herein by reference.

A copy of the press release announcing the execution of the Amendment is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS

Exhibit No.	Description

10.6	First Amendment, dated as of October 5, 2001, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, between the Company and The Chase Manhattan Bank.

99.1	Press Release dated October 8, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

October 9, 2001	By:	/s/ DeVaughn D. Searson

DeVaughn D. Searson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.6	First Amendment, dated as of October 5, 2001, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, between the Company and The Chase Manhattan Bank.

99.1	Press Release dated October 8, 2001.